UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Citrix Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 23, 2013.

Meeting Information
CITRIX SYSTEMS, INC.	Meeting Type:	Annual Meeting
	For holders as of:	April 1, 2013
	Date: May 23, 2013	Time: 4:00 PM PDT
Location: The Hilton Anaheim
CITRIX SYSTEMS, INC. ATTN: LEGAL DEPARTMENT 14 CROSBY DRIVE BEDFORD, MA 01730	777 W. Convention Way
Anaheim, CA 92802

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report    2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                                 1) BY INTERNET:         www.proxyvote.com

                                 2) BY TELEPHONE:     1-800-579-1639

                                 3) BY E-MAIL*:              sendmaterial@proxyvote.com

*     If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 9, 2013 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following nominees and proposals:
1. Election of Directors
Nominees:
1a. Mark B. Templeton

1b. Stephen M. Dow

1c. Godfrey R. Sullivan

2. Approval of an amendment to the Amended and Restated 2005 Equity Incentive Plan

3. Approval of an Amended and Restated Certificate of Incorporation to declassify the Board of Directors

4. Ratification of Ernst & Young LLP as the company’s independent registered public accounting firm for 2013

5. Advisory vote to approve the compensation of the company’s named executive officers

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

To the Stockholders of Citrix Systems, Inc.:

Notice of Proposed Amended and Restated Certificate of Incorporation

Citrix Systems, Inc. (the “Company”) hereby provides additional notice, under Section 242 of the Delaware General Corporation Law, that it is submitting an Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors (the “Board”) for stockholder approval at the Company’s 2013 annual meeting of stockholders (appearing as Proposal 3 in the Company’s proxy materials for the 2013 annual meeting).

If Proposal 3 is approved by at least 75% of the shares outstanding and entitled to vote on the record date and the Amended and Restated Certificate of Incorporation is adopted, the declassification of the Board would be phased-in commencing with the Company’s 2014 annual meeting of stockholders, whereupon directors standing for reelection, or their successors, will be elected for one-year terms. The unexpired three-year terms of directors elected prior to the effectiveness of the Amended and Restated Certificate of Incorporation (including directors elected at the 2013 annual meeting) would not change and would result in the Board being fully declassified (and all Board members standing for annual elections) commencing with the 2016 annual meeting of stockholders.

This summary is qualified by reference to Proposal 3 set forth in the Company’s proxy statement for the 2013 annual meeting of stockholders and Exhibit B thereto, which sets forth the full text of the proposed Amended and Restated Certificate of Incorporation. You are urged to read the proxy materials in their entirety by following the instructions provided in the accompanying Notice Regarding the Availability of Proxy Materials.